UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lara Smith Weber as Chief Financial Officer

On December 30, 2025, the Board of Directors (the “Board”) of Fractyl Health, Inc. (the “Company”) appointed Lara Smith Weber as Chief Financial Officer, effective January 12, 2026 (the “Start Date”). On the Start Date, Ms. Smith Weber will become the Company’s principal financial officer and principal accounting officer. Ms. Smith Weber will replace Lisa Davidson, who has resigned from her role as Chief Financial Officer and all other roles she holds with the Company, effective as of December 31, 2025 (the “Separation Date”). The Company appreciates the service of Ms. Davidson and her resignation is not the result of any disagreement with the Board or management on any matter, including the Company’s operations, policies or practices.

Prior to her appointment as the Company’s Chief Financial Officer, Ms. Smith Weber served as Chief Financial Officer of Inari from October 2023 to January 11, 2026, where she completed multiple financings, strengthened the company’s capital structure, and built financial systems and processes to support a growing organization. Previously, from June 2022 to September 2023, she was Chief Financial Officer of ONWARD Medical, a publicly traded medtech company listed on Euronext Brussels, Euronext Amsterdam and Euronext Paris. From October 2013 to May 2022, Ms. Smith Weber held finance leadership roles of increasing responsibility at MorphoSys, including serving as U.S. Chief Financial Officer and Head of Commercial Finance from February 2021 to May 2022, where she played a key role in preparing the organization for and operating as a commercial-stage company. Ms. Smith Weber holds bachelor’s degrees in German Studies and Electrical Engineering, a master’s degree in Electrical Engineering from Stanford University, and an MBA from IMD in Switzerland.

There are no family relationships among Ms. Smith Weber and any of the Company’s directors or executive officers, nor are there any related party transactions between Ms. Smith Weber and the Company that would be required to be reported under Item 404(a) of Regulation S‑K.

Employment Agreement with Lara Smith Weber

In connection with her appointment as Chief Financial Officer, the Company and Ms. Smith Weber entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Smith Weber will receive a one-time signing bonus of $150,000, an annual base salary of $492,100, less applicable taxes and withholdings, and will be eligible to receive a discretionary annual performance bonus with a target annual value equal to 40% of her base salary, based on the achievement of performance goals to be determined by the Board. Ms. Smith Weber is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company. In addition, upon the recommendation of the Compensation and Human Strategy Committee of the Board and as a material inducement to Ms. Smith Weber entering into employment with the Company in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, the Board approved a grant to Ms. Smith Weber of an option to purchase 1,036,800 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on January 12, 2026. The option will be subject to a 4-year vesting period, with 25% vesting on the one-year anniversary of the Start Date and the balance vesting in successive equal monthly installments thereafter, provided Ms. Smith Weber is employed by the Company on each such vesting date.

If the Company terminates Ms. Smith Weber without “cause” or she resigns for “good reason” (each as defined in the Employment Agreement), subject to her timely executing a release of claims and continued compliance with certain restrictive covenants, she is entitled to receive (i) base salary continuation for a period of 12 months, (ii) as determined by the Board in its discretion and to the extent unpaid as of her termination date, a cash lump sum payment equal to her target annual bonus for the proceeding fiscal year and (iii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months. If the Company terminates Ms. Smith Weber without “cause” or she resigns for “good reason,” in either case within three months prior to or within 18 months following a change in control, then, in lieu of the severance payments and benefits described in the preceding sentence and subject her timely executing a release of claims and continued compliance with certain restrictive covenants, she is entitled to receive (i) a cash amount equal to her annual base salary for the year of termination, payable over the 12 months following her termination date; (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months; (iii) a cash lump sum payment equal to her target annual bonus; and (iv) accelerated vesting of all unvested equity or equity-based awards that vest solely based on continued employment or service.

Ms. Smith Weber will also enter into the Company’s standard form of indemnity agreement, which requires the Company to indemnify Ms. Smith Weber to the fullest extent permitted by Delaware law for certain liabilities to which she may become subject as a result of her affiliation with the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1. The above description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Separation Agreement and Consulting Agreement with Lisa Davidson

In connection with Ms. Davidson’s resignation as Chief Financial Officer, Ms. Davidson and the Company entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, following the Separation Date, Ms. Davidson will receive separation benefits consisting of (i) cash payments of $450,000, equal to 12 months of her annual base salary, payable in accordance with the Company’s normal payroll schedule, (ii) a one-time cash payment of $180,000, representing her 2025 annual bonus of 40% of her base salary, payable in accordance with the Company’s normal bonus payout schedule for executives, (iii) up to 18 months of Company-paid COBRA continuation coverage, (iv) full vesting of her outstanding equity awards that are subject to a time-based vesting schedule and (v) an extended post-termination exercise period of up to 12 months for all vested stock options following the Separation Date.

In addition, on January 1, 2026, Ms. Davidson and the Company entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Ms. Davidson will provide consulting services to the Company during this transition for up to three months following the Separation Date, pursuant to which the Company will pay Ms. Davidson an hourly rate of $400.00, less applicable deductions and withholdings, for the time spent on such services.

Copies of the Separation Agreement and Consulting Agreement are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively. The above descriptions of the material terms of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable Exhibit.

Item 7.01 Regulation FD Disclosure.

On January 6, 2026, the Company issued a press release announcing the Chief Financial Officer transition described under Item 5.02 above. A copy of the press release relating to the transition is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Fractyl Health, Inc. and Lara Smith Weber dated December 30, 2025
10.2	Separation Agreement and Release by and between Fractyl Health, Inc. and Lisa Davidson dated December 31, 2025
10.3	Consulting Agreement by and between Fractyl Health, Inc. and Lisa Davidson dated January 1, 2026
99.1	Press release dated January 6, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	January 6, 2026	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)